UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 12, 2026
Date of Report: (Date of earliest event reported)
__________________________
ARTHUR J. GALLAGHER & CO.
(Exact name of registrant as specified in its charter)
__________________________

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2850 Golf Road, Rolling Meadows, Illinois 60008, (630) 773-3800
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AJG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.          Submission of Matters to a Vote of Security Holders
Arthur J. Gallagher & Co. (the “Company”) held its Annual Meeting of Stockholders on May 12, 2026 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected all nine director nominees, whose names appear below, to serve until the Company’s 2027 Annual Meeting of Stockholders, (ii) approved the ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026 (“Auditor Ratification”), and (iii) approved, on a non-binding advisory basis, the Company’s named executive officers’ compensation (“Say-on-Pay”). The final voting results are set forth below:

Election of Directors	For	Against	Abstain	Broker Non-Votes
Deborah Caplan	211,513,060	7,202,894	362,383	17,728,311
Teresa Clarke	218,062,809	769,246	246,282	17,728,311
John Coldman	217,116,946	1,634,326	327,065	17,728,311
Richard Harries	217,583,019	1,085,307	410,011	17,728,311
Pat Gallagher	210,660,653	8,259,296	158,388	17,728,311
David Johnson	209,086,172	8,450,616	1,541,549	17,728,311
Chris Miskel	196,557,440	21,836,322	684,575	17,728,311
Ralph Nicoletti	215,380,816	3,204,733	492,788	17,728,311
Norman Rosenthal	214,403,981	4,201,669	472,687	17,728,311

	For	Against	Abstain
Auditor Ratification	225,670,790	9,793,375	1,342,483

	For	Against	Abstain	Broker Non-Votes
Say-on-Pay	200,825,370	18,035,501	217,466	17,728,311

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 13, 2026	By:	/s/ Walter D. Bay
Walter D. Bay Vice President, General Counsel and Secretary